UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2021
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-253583	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Securities registered pursuant to Section 12(b) of the Act:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2021, the Board of Directors (the “Board”) of Leonardo DRS, Inc. (the “Company”) and the proxy holders under the proxy agreement (as such agreement may be as amended, restated, modified or supplemented from time to time) by and between the Company, the proxy holders, Leonardo US Holding Inc., Leonardo – Societa per azioni and the United States Department of Defense, increased the size of the Board by two additional directors to nine directors, and appointed Ms. Gail Baker and Ms. Mary E. Gallagher as non-proxy holder directors to the Board, effective immediately, to fill such vacancies. Ms. Baker and Ms. Gallagher were appointed until the next annual meeting of the stockholders of the Company or until their earlier resignation or removal. The Board appointed Ms. Baker to the Compensation Committee of the Board and Ms. Gallagher to the Audit Committee of the Board, serving as Chair of the Audit Committee.
Concurrently, the Board appointed Mr. William J. Lynn III, the Company’s Chief Executive Officer and non-proxy holder director, as Chairman of the Board, and Mr. David W. Carey, proxy holder and director, as Lead Independent Director of the Board, in each case to hold such position at the pleasure of the Board and until his successor is appointed and qualified or until his earlier death, disqualification, resignation or removal.
Gail Baker
Ms. Baker, 59, served as the President, Aftermarket services for Collins Aerospace from 2019 until her retirement in 2020. In this role, she led the worldwide commercial and military aftermarket business and customer service organizations, and her responsibilities included customer-tailored solutions, long-term aftermarket programs, spares planning and delivery, asset management, technical and strategic planning and management of 14 global maintenance, repair and overhaul facilities. From 2017 to 2019, Ms. Baker served as the President, Intelligence, Surveillance, Reconnaissance and Space at Collins Aerospace. From 2015 to 2017, she served as the Vice President, Air Management Systems, European Entities and Aftermarket for UTC Aerospace Systems, a predecessor of Collins Aerospace. From 2011 to 2015 she also served as the President, Aerospace Customers and Business Development for UTC Aerospace Systems.
Ms. Baker is a member of the Wings Club, the Association of the United States Army, the Air Force Association and is the executive chair for the audit committee on the board of directors for the Hartford Bishop’s Foundation. Ms. Baker received her bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute and a master’s degree in mechanical engineering from Rensselaer Polytechnic Institute. Ms. Baker’s experience in key business and operational leadership roles within the defense industry make her a valuable addition to the Board.
Mary E. Gallagher
Ms. Gallagher, 55, served as Chief Financial Officer for Wheels Up, a membership-based private aviation company, from 2016 to 2018. From 2004 to 2016, Ms. Gallagher held a variety of top financial roles at United Technologies Corporation (now Raytheon Company), a global leader in aerospace and building technologies, most recently serving as Chief Financial Officer of Sikorsky Aircraft from November 2013 through June 2016. From 1996 to 2004, Ms. Gallagher served as the Vice President Controller and Chief Accounting Officer of Olin Corporation, a global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. Prior to joining Olin, Ms. Gallagher spent nine years with KPMG in various positions in the audit, mergers/acquisitions, consulting and training groups.
Ms. Gallagher also serves as a director of Novaria, and as a director and Chair of the audit committee for both American Outdoor Brands and LGL Systems Acquisition Corp., a special purpose acquisition company formed for the purpose of entering into a business combination with one or more businesses or entities. Ms. Gallagher graduated from the University of Vermont in 1987 with a bachelor’s degree in accounting and earned her masters of business administration from the Massachusetts Institute of Technology in 2008. Ms. Gallagher is a Certified Public Accountant in New York. The Company believes Ms. Gallagher is well-qualified to join our board based on her prior leadership roles within the defense industry, as well as her background as a Certified Public Accountant.

There are no arrangements or understandings between any of Ms. Baker or Ms. Gallagher and any other person pursuant to which the director was selected as a director. Directors will receive compensation under the Company’s director compensation program. As of the date of this report, neither Ms. Baker, Ms. Gallagher, nor any of their immediate family members, is a party, either directly or indirectly, to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: April 26, 2021	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary